SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):	August 6, 2004

ROCK OF AGES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-29464 (Commission File Number)	03-0153200 (I.R.S. Employer Identification Number)

772 Graniteville Road, Graniteville, Vermont  05654
(Address of Principal Executive Office)                     (Zip Code)

(Registrant's Telephone Number, Including Area Code)      (802) 476-3121

NONE
(Former Name or Former Address, if Changed Since Last Report)

ROCK OF AGES CORPORATION

FORM 8-K

ITEM 5.    OTHER EVENTS.

On August 6, 2004 Rock of Ages announced that it had acquired Crone Monument Company, a retailer of granite memorials with sales locations in Memphis and Jackson Tennessee for $460,000.

On August 6, 2004, Rock of Ages also announced that it has paid in full the previously announced $6.5 million arbitration award to Granite Stone Business International (formerly known as Eurimex). The parties have exchanged mutual releases for all claims up to the date of the release including those brought in the arbitration.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

(c)              Exhibits:

99.1            Press Release Dated August 6, 2004

ROCK OF AGES CORPORATION

FORM 8-K

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      ROCK OF AGES CORPORATION

Dated: August 6, 2004	By: /s/Michael Tule Michael Tule Vice President/General Counsel